EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Accredited Home Lenders Holding Co. on Form S-8 of our report dated February 19, 2003 (March 18, 2003 as to Note 20), appearing in the Annual Report on Form 10-K of Accredited Home Lenders Holding Co. for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

/s/    DELOITTE & TOUCHE LLP

Costa Mesa, California

February 3, 2004